Exhibit 4.12

EXECUTION VERSION

THIRD AMENDMENT dated as of September 30, 2015 (this “Amendment”), to the CREDIT AGREEMENT dated as of May 7, 2014 (as previously amended by Amendment No. 1, dated as of December 5, 2014, and Amendment No. 2, dated as of February 5, 2015, the “Credit Agreement”), among CONSTELLIUM N.V., a Dutch limited liability company registered under number 34393663, the LENDERS from time to time party thereto and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent.

WHEREAS the Lenders have agreed to extend credit to the Borrower under the Credit Agreement on the terms and subject to the conditions set forth therein;

WHEREAS the Borrower has requested that the Credit Agreement be amended as set forth herein; and

WHEREAS the parties hereto, which include the Required Lenders, are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preamble and the recitals hereto) have the meanings assigned to them in the Credit Agreement.

SECTION 2. Third Amendment Effective Date Amendments. Effective as of the Third Amendment Effective Date, the Credit Agreement shall be amended as follows:

(a) Section 1.01 of the Credit Agreement shall be amended by adding the following new defined terms in appropriate alphabetical order:

“Third Amendment” means the Third Amendment to this Agreement.

“Third Amendment Effective Date” has the meaning assigned to such term in the Third Amendment.

(b) Section 6.08 of the Credit Agreement shall be amended and restated as follows:

Section 6.08 Consolidated Net Debt Ratio. The Borrower shall not permit the Consolidated Net Debt Ratio as of the last day of any fiscal quarter (beginning with the fiscal quarter ending September 30, 2014), solely to the extent Loans are outstanding on such date, to be greater than (x) in the case of each the first four fiscal quarters ending after the Third Amendment Effective Date, 5.00 to 1.00, and (y) in the case of each other fiscal quarter, 4.50 to 1.00.

(c) Section 6.09 of the Credit Agreement shall be amended and restated as follows:

Section 6.09 Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter (beginning with the fiscal quarter ending September 30, 2014), solely to the extent Loans are outstanding on such date, to be less than (x) in the case of each the first four fiscal quarters ending after the Third Amendment Effective Date, 2.00 to 1.00 and (y) in the case of each other fiscal quarter, 2.20 to 1.00.

SECTION 3. Representations and Warranties. In order to induce the Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, on and as of the Third Amendment Effective Date, the Borrower represents and warrants to the Lenders for itself and the Loan Parties that are its Subsidiaries that:

(a) Each of the Loan Parties has the power and authority to execute, deliver and perform its obligations under this Amendment, the Credit Agreement, as amended by this Amendment (the “Amended Agreement”), and each of the other Loan Documents to which it is a party.

(b) The execution, delivery and performance by each of the Loan Parties party to this Amendment, the Amended Agreement and each of the other Loan Documents to which it is a party (a) have been duly authorized by all corporate, public limited company or limited liability company or partnership action required to be obtained by such Loan Party and (b) will not (i) (A) violate any provision of law, statute, rule or regulation, or of the Organizational Documents of such Loan Party, (B) violate any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) violate, be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any indenture, certificate of designation for preferred stock, agreement or any other instrument to which such Loan Party is a party or by which any of them or their property is or may be bound, where any such conflict, violation, breach or default referred to in this clause (i) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Loan Party, other than the Liens created by the Loan Documents and Liens permitted by Section 6.06 of the Credit Agreement.

(c) No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance by each of the Loan Parties of this Amendment, the Amended Agreement and the other Loan Documents to which it is a party, except for (a) such as have been made or obtained and are in full force and effect, and (b) such other actions, consents, approvals, registrations or filings with respect to which the failure to be obtained or made could not reasonably be expected to have a Material Adverse Effect.

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(d) When this Amendment has been duly executed and delivered by the Borrower and each Loan Party that is a party hereto, this Amendment and the Amended Agreement shall constitute a legal, valid and binding obligation of the Borrower and each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e) Before and after giving effect to this Amendment, the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects (in all respects in the case of representations and warranties qualified by materiality, Material Adverse Effect or similar language in the text thereof) on and as of the Third Amendment Effective Date with the same effect as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were so true and correct as of such earlier date.

(f) As of the Third Amendment Effective Date, before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment.

SECTION 4. Effectiveness. This Amendment shall become a binding agreement of the parties hereto and the Amendments set forth in Section 2 shall become effective as of the first date on or after October 1, 2015 (the “Third Amendment Effective Date”) on which (i) the Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the authorized signatures of the Borrower and the Required Lenders, and (ii) the Administrative Agent (or its counsel) shall have received a Reaffirmation Agreement, in form and substance satisfactory to the Administrative Agent, duly executed by each Subsidiary Loan Party, pursuant to which each Subsidiary Loan Party shall consent to the amendments effected by this Amendment and acknowledge that the Guarantee Agreement remains in full force and effect in accordance with its terms and constitutes a guarantee of the Loan Document Obligations as modified by this Amendment.

SECTION 5. Effect of this Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agents or the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to any other consent to, or any other waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

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(b) On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(c) This Amendment shall be binding upon and inure to the benefit of the Borrower and the other Loan Parties and each of their respective successors and assigns, and upon the Administrative Agent and the Lenders and their respective successors and assigns.

SECTION 6. Applicable Law; Jurisdiction. (a) THIS AMENDMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT, OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY TO THIS AMENDMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

(b) Section 9.10(b) of the Credit Agreement will apply with like effect to this Amendment and any dispute arising hereunder.

SECTION 7. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 8. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9. Fees and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Latham & Watkins LLP, counsel for the Administrative Agent. All fees shall be payable in immediately available funds and shall not be refundable.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

CONSTELLIUM N.V.

By:	/s/ Pierre Vareille
	Name:	Pierre Vareille
	Title:	CEO

[Third Amendment Signature Page]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and Lender

By:	/s/ Marcus M. Tarkington
	Name:	Marcus M. Tarkington
	Title:	Director

By:	/s/ Peter Cucchiara
	Name:	Peter Cucchiara
	Title:	Vice President

[Third Amendment Signature Page]

CONSENT TO THIRD AMENDMENT

BNP PARIBAS, as a Lender

By:	/s/ Dominique de Narbonne
	Name:	Dominique de Narbonne
	Title:	Managing Director COPENEA

By:	/s/ Antoine Joly
	Name:	Antoine Joly
	Title:	Senior Banker

[Third Amendment Signature Page]

CONSENT TO THIRD AMENDMENT

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Alisdair Fraser
	Name:	Alisdair Fraser
	Title:	Authorised Signatory

[Third Amendment Signature Page]

CONSENT TO THIRD AMENDMENT

HSBC FRANCE SA, as a Lender

By:	/s/ Philippe Abonneau
	Name:	Philippe Abonneau
	Title:	Head of Transaction Management Unit

By:	/s/ Alexandre Girod
	Name:	Alexandre Girod
	Title:	Managing Director

[Third Amendment Signature Page]

CONSENT TO THIRD AMENDMENT

MEDIOBANCA — BANCA DI CREDITO FINANZIARIO S.p.A., as a Lender

By:	/s/ Carlos Domingues
	Name:	Carlos Domingues
	Title:	Authorised Attorney

By:	/s/ Alessandro Sauro Montevecchi
	Name:	Alessandro Sauro Montevecchi
	Title:	Authorised Attorney

[Third Amendment Signature Page]

CONSENT TO THIRD AMENDMENT

NATIXIS, as a Lender

By:	/s/ Régis Fargeat
	Name:	Régis Fargeat
	Title:	Relationship Manager

By:	/s/ Michel Jabot
	Name:	Michel Jabot
	Title:	Senior Relationship Manager

[Third Amendment Signature Page]

CONSENT TO THIRD AMENDMENT

SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ Patrick Sandray
	Name:	Patrick Sandray
	Title:	MD, Leveraged Finance Head of France, Italy and Switzerland

[Third Amendment Signature Page]